                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116715, 333-126621, and 333-135083 on Form S-8 of our reports dated March
15, 2007, relating to the financial statements of Color Kinetics Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006), and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Color Kinetics Incorporated for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
                                                                  March 15, 2007